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January 27, 1995
                                                                     EXHIBIT 5.1
                                                                     -----------
Board of Directors
Sudbury, Inc.
30100 Chagrin Boulevard
Suite 203
Cleveland, Ohio  44124

Re: Sudbury, Inc. Registration Statement on Form S-8


Gentlemen:

It is our understanding that Sudbury, Inc., a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-8 ("Registration Statement"), which Registration Statement relates to 2,244,599 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), to be issued pursuant to the Sudbury, Inc. Stock Option Agreement dated July 29, 1994 and Sudbury, Inc. Non-Statutory Stock Option Agreement dated September 1, 1992 (the "Plans").

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers of the Company and of state authorities.

We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the Delaware General Corporation Law.

This opinion is being rendered to you as of today. The opinion expressed herein assumes that there is no change in the facts, circumstances and law in effect on the date of this opinion, particularly as they relate to corporate authority and the Company's good standing under Delaware law.
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Board of Directors of
Sudbury, Inc.
Page 2
January 27, 1995



On the basis of the foregoing, we are of the opinion that the Common Stock, when sold pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,




                                        BENESCH, FRIEDLANDER,
                                         COPLAN & ARONOFF